UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): February 3, 2009
Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)
2408 Timberloch Place, Suite B-7
The Woodlands, Texas 77380
(Address of principal
executive offices
and zip code)
(281) 719-3400
(Registrant’s telephone
number, including area
code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     The information in this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and, according to general instruction B.2. thereunder, the information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.
     Repros Therapeutics Inc. (the “Company”) announced today that its President and CEO, Joseph Podolski, will present a corporate overview on Monday, February 9, 2009, at 2:15 p.m. Eastern Time during The 11th Annual Bio/CEO and Investor Conference in New York City. Mr. Podolski will also be presenting at the Roth 21st Annual OC Growth Stock Conference in Dana Point, California on Tuesday, February 17, 2009, at 2:30 p.m. Pacific Time.
     There will be a live video webcast of the events and subsequently archived for at least one month on the company’s website http://www.reprosrx.com under the “Events” heading on the home page. To ensure a timely connection to a webcast, it is recommended that users register at least 15 minutes prior to the scheduled start time to ensure adequate time to download any software that may be necessary.
     A copy of the Company’s press release is attached hereto as Exhibit 99.1. The foregoing description of the press release is qualified in its entirety by reference to the attached exhibit.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated February 3, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.
Date: February 3, 2009.
By:	/s/ Louis Ploth, Jr.
Louis Ploth, Jr.
Vice President, Business Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated February 3, 2009.